Exhibit 99.1

DESCRIPTION OF NEW SUN CAPITAL STOCK

The following is a summary description of the material terms of New Sun’s capital stock as will be set forth in New Sun’s charter documents and that will govern the rights of holders of New Sun common stock if the Separation is completed. It is not expected that there will be any material differences between the current rights of holders of Sun capital stock and the rights of holders of New Sun capital stock if the Separation is completed.

While the following attempts to describe the material terms of New Sun’s capital stock, the description may not contain all of the information that is important to you. You are encouraged to read the full text of New Sun’s certificate of incorporation and bylaws, forms of which are included as exhibits to the registration statement of which this proxy statement/prospectus is a part, as well as the provisions of applicable Delaware law.

At the time of the Separation, New Sun’s authorized capital stock will consist of 41,666,667 shares of common stock, par value $0.01 per share, and 3,333,333 shares of preferred stock, par value $0.01 per share. Based on the 74,772,768 shares of Sun common stock outstanding as of September 15, 2010, it is expected that New Sun will have 24,924,256 shares of common stock issued and outstanding upon completion of the Separation. No shares of preferred stock of New Sun will be issued and outstanding at the time of the Separation.

Common Stock

All of the shares of New Sun common stock issued in the Separation will be duly authorized, fully paid and nonassessable. Subject to the relative rights, limitations and preferences of the holders of any then outstanding preferred stock, holders of New Sun common stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by New Sun’s board of directors out of funds legally available therefor and (ii) in the event of liquidation, dissolution or winding up of New Sun, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of New Sun common stock will entitle the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors, and the holders of shares of New Sun common stock will possess the exclusive voting power. The holders of New Sun common stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of New Sun capital stock. New Sun’s bylaws require that, in uncontested elections, each director be elected by the majority of votes cast with respect to such director. This means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee in order for that nominee to be elected.

Holders of shares of New Sun common stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. The rights, preferences and privileges of holders of New Sun common stock will be subject to the terms of any series of preferred stock which New Sun may issue in the future.

Preferred Stock

Following the Separation, the board of directors of New Sun will have the authority, within the limitations and restrictions stated in its certificate of incorporation, to authorize the issuance of shares of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, preemptive rights and the number of shares constituting any series or the designation of such series. The issuance of preferred stock could have the effect of decreasing the market price of New Sun common stock and could adversely affect the voting and other rights of the holders of New Sun common stock. New Sun has no current plans to issue any shares of preferred stock.

Anti-Takeover Effect of Delaware Law and New Sun’s Certificate of Incorporation and Bylaws

If the Separation is completed, New Sun will be governed by the DGCL. Certain provisions of the DGCL and New Sun’s certificate of incorporation and bylaws that will be effective if the Separation is completed could make more difficult the acquisition of New Sun by means of a tender offer, a proxy contest or otherwise.

Supermajority Vote

New Sun’s certificate of incorporation will require the affirmative vote of at least 66 2/3% in voting power of the outstanding shares of New Sun capital stock entitled to vote generally in the election of directors, voting together as a single class: (i) to remove any director, or the entire board of directors, from office at any time, with or without cause, (ii) in order for stockholders to make, amend, alter or repeal New Sun’s bylaws or (iii) to amend, alter or repeal certain provisions of New Sun’s certificate of incorporation, including those related to limiting liabilities of directors.

Vacancies on Board of Directors

New Sun’s certificate of incorporation will provide that any newly created directorships resulting from any increase in the authorized number of directors or any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board.

Stockholder Meetings.

Under New Sun’s certificate of incorporation and subject to the rights of holders of preferred stock, if any, only a majority of the members of the board of directors, the chairman of the board of directors or the Chief Executive Officer may call special meetings of stockholders. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Advance Notice Procedures

New Sun’s bylaws will establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders. This notice procedure will provide that only persons who are nominated by, or at the direction of, the board of directors or the chairman of the board of directors, or by a stockholder who has given timely written notice to the secretary of New Sun prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure will also require that in order to raise matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting New Sun delivers or by, or at the direction of, the chairman or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the secretary of New Sun of his, her or its intention to raise those matters at the annual meeting. To be timely, a stockholder’s notice, containing the information required by New Sun’s bylaws, will generally be required to be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions when the date of the meeting is advanced or delayed. If New Sun’s chairman or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Prohibition of Stockholder Action by Written Consent

New Sun’s certificate of incorporation will not permit stockholders to act by written consent without a meeting. This provision will make it more difficult for stockholders to take action opposed by the board of directors.

Authorized but Unissued Shares

New Sun’s authorized but unissued shares of common stock will be available for future issuance without stockholder approval, subject to any limitations that would be imposed by the listing standards of the NASDAQ Global Select Market. New Sun may issue additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of New Sun by means of a proxy contest, tender offer, merger or otherwise.

The overall effect of the foregoing provisions may be to deter a future tender offer. New Sun stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of New Sun common stock at that time. In addition, these provisions may have the effect of assisting New Sun’s management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of the business of New Sun.

Business Combinations

New Sun is subject to Section 203 of the DGCL, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which the stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by a majority of the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for New Sun common stock is expected to be American Stock Transfer.

Listing

New Sun expects that, upon completion of the Separation and REIT Conversion Merger, the shares of New Sun common stock will trade on the NASDAQ Global Select Market under the symbol “SUNH.”

Indemnification of Directors and Executive Officers

As authorized by Section 102(b)(7) of the DGCL, New Sun’s certificate of incorporation will provide that a director of New Sun will not be liable to New Sun or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption for liability or limitation thereof is not permitted under the DGCL. The DGCL provides that the liability of a director may not be limited (i) for any breach of the director’s duty of loyalty to New Sun or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for liability for payments of dividends or for stock purchases or redemptions in violation of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

While the certificate of incorporation will provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the certificate of incorporation will have no effect on the availability of equitable remedies, such as an injunction or rescission based on a director’s breach of such director’s duty of care.

In addition, New Sun’s bylaws will provide that New Sun will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director of New Sun or an officer of New Sun elected by its board of directors or, while a director of New Sun or an officer of New Sun elected by its board of directors, is or was serving at the request of New Sun as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, New Sun will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the board of directors of New Sun.

New Sun will enter into indemnification agreements with each of its executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of New Sun. New Sun also will maintain directors’ and officers’ liability insurance policies insuring directors and officers of New Sun for certain covered losses as defined in the policies.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of New Sun pursuant to the foregoing provisions, New Sun has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.